Exhibit (g)(2)
CONFORMING CUSTODIAN AGREEMENT
          Conforming Custodian Agreement (the “Conforming Agreement”), made as of this 23rd day of November, 2011 by and between GMO Series Trust (the “Series Trust”), a business trust established under the laws of the Commonwealth of Massachusetts, and Brown Brothers Harriman & Co. (“BBH&Co.” or the “Custodian).
          WHEREAS, GMO Trust (the “Trust”) and the Custodian are party to the Custodian Agreement dated June 29, 2001, as amended, (the “Agreement”) pursuant to which the Custodian agrees to provide certain services to the Trust:
          WHEREAS, in connection with the creation of the Series Trust, the parties intend to apply the terms of the Agreement to the Series Trust;
          NOW, THEREFORE, in connection with the foregoing and in consideration of the mutual covenants herein set forth, the Series Trust, and the Custodian agree as follows:
1.	The terms of the Agreement shall apply, mutatis mutandis, to each series of the Series Trust as if it were a series of the Trust.

2.	A list of the series of the Series Trust is set forth in Schedule 1, which shall be amended from time to time by written notice from the Series Trust.

3.	A new Section 15.5 Privacy and Data Protection is added after the end of the present Section 15.4:
“The Custodian shall protect and maintain the confidentiality, security and integrity of personal information in the manner provided for under, and otherwise comply with: (i) applicable laws, regulations, rules and industry standards related to the handling of such information, including without limitation Massachusetts regulation 201 CMR 17.00 and with all applicable foreign privacy and data protection laws, directives, rules, regulations or requirements related to the collection, processing and transfer of information pursuant to this Agreement from any jurisdiction outside of the United States; and (ii) reasonable policies, procedures and other requirements provided to the Custodian by the Trust or the Series Trust in writing from time to time. To the extent that the Custodian’s affiliates or other permitted agents or subcontractors have access to personal information, the Custodian shall require that such entities comply with terms and conditions related to personal information at least as protective of the personal information as those set forth herein. At all times, the Custodian shall remain responsible and liable for such entities’ compliance with this Agreement.”

     IN WITNESS WHEREOF; the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

GMO SERIES TRUST*

By:	/s/ J.B. Kittredge

Name:	J.B. Kittredge
Title:	President
Reviewed by: MB

*	GMO Series Trust is a Massachusetts business trust and a copy of the Agreement and Declaration of Trust of GMO Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is hereby given that this Agreement is executed on behalf of the Trustees of the Series Trust as Trustees and not individually, and that the obligations of or arising out of this Agreement with respect to each series of the Series Trust are not binding upon any of the Trustees or shareholders individually or any other series, but are binding only upon the assets and property of that series.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Patricia R. Fallon

Name:	Patricia R. Fallon
Title:	Managing Director

SCHEDULE 1
LIST OF GMO SERIES TRUST FUNDS 1
GMO Developed World Stock Series Fund
GMO Emerging Countries Series Fund
GMO Foreign Series Fund
GMO International Core Equity Series Fund
GMO International Growth Equity Series Fund
GMO International Large/Mid Cap Value Series Fund

[1]	As of November 14, 2011

3

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CUSTODIAN AGREEMENT
     THIS AGREEMENT, dated as of June 29, 2001, between GMO Trust, a Massachusetts business trust (the Trust) on behalf of each series of the Trust set forth on Schedule I hereto and any additional series of the Trust currently existing or hereafter created as shall be mutually agreed to in writing by the parties hereto (each, a Fund), an open-end management series investment company registered with the Commission under the 1940 Act, and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. or the Custodian),
WITNESSETH:
     WHEREAS, the Trust wishes to employ BBH&Co. to act as custodian for each of the Funds and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and BBH&Co. hereby agree, as follows:
1. Appointment of Custodian. The Trust hereby appoints BBH&Co. as each Fund’s custodian, and BBH&Co. hereby accepts such appointment. All Investments of a Fund delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to a Fund’s Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.
2. Representations, Warranties and Covenants of the Trust. The Trust hereby represents, warrants and covenants each of the following:
     2.1. This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Trust. This Agreement does not violate any Applicable Law or conflict with or constitute a default under the Trust’s prospectus or other organic document, agreement, judgment, order or decree to which the Trust is a party or by which it or its Investments is bound.
     2.2. By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Fund shall be deemed to have confirmed to the Custodian that the Trust has (a) assessed and accepted all material Country or Sovereign Risks and accepted responsibility for their occurrence, (b) made all determinations required to be made by the Trust under the 1940 Act, and (iii) appropriately and adequately disclosed to its shareholders, other investors and all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.
     2.3. The Trust shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. In furtherance and not limitation of the foregoing, in the event the Trust utilizes any on-line service offered by the Custodian, the Trust and the Custodian shall be fully responsible for the security of each party’s connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards in respect thereof. Additionally, if the Trust uses any on-line or similar communications service made available by the Custodian, the Trust shall be solely responsible for ensuring the security of its access to the service and for the use of the service, and shall only attempt to access the service and the Custodian’s computer systems as directed by the Custodian. If the Custodian provides any computer software to the Trust relating to the services described in this Agreement, the Trust will only use the software for the purposes for which the Custodian provided the software to the Trust, and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides to the Trust.

3. Representation and Warranty of BBH&Co. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co., does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.’s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound and that BBH&Co. is eligible to serve as a custodian for a management investment company registered with the Commission under the 1940 Act.
4. Instructions. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term Instruction shall mean a directive initiated by the Trust, acting directly or through its board of trustees, officers or other Authorized Persons, which directive shall conform to the requirements of this Section 4.
     4.1. Authorized Persons. For purposes hereof, an Authorized Person shall be a person or entity authorized to give Instructions for or on behalf of the Trust by written notices to the Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian, including without limitation the Trust’s Investment Advisor. The Custodian may treat any Authorized Person as having full authority of a Fund to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from the Trust to the contrary.
     4.2. Form of Instruction. Each Instruction shall be transmitted in accordance with Subsections 4.2.1 through 4.2.3 of this Section or by such other secured or authenticated electro-mechanical means as the Custodian may make available to the Trust from time to time.
     4.2.1. Trust Designated Secured-Transmission Method. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Trust or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian; it being understood that such acknowledgment shall authorize the Custodian to receive and process such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the method determined by the Authorized Person.
     4.2.2. Written Instructions. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.
     4.2.3. Other Forms of Instruction. Instructions may also be transmitted by another means determined by the Trust or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as is contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).
When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but such Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. Oral Instructions will not be accepted by the Custodian. With respect to telefax instructions, the parties agree and acknowledge that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated telefax instructions, or telefax instructions on which authorized signatures are illegible, not original or not properly affixed. In no event will the Custodian act upon the receipt of illegible telefax instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to Funds Transfers performed in accordance with Instructions. The Funds Transfer Services Schedule to this Agreement as such schedule may be executed at such time hereafter as may be agreed by the parties hereto, shall comprise a designation of form of a means of delivering Instructions for purposes of funds transfer only.
     4.3. Completeness and Contents of Instructions. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in a Fund’s Investments and upon any delivery and transfer of any Investment or moneys, the person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:
     4.3.1. The transaction date and the date and location of settlement;
     4.3.2. The specification of the type of transaction;
     4.3.3. A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to Investment description; and
     4.3.4. The name of the broker or similar entity concerned with execution of the transaction.
If the Custodian shall determine that an Instruction is either unclear or incomplete, the Custodian shall give prompt notice of such determination to the Trust, and the Trust shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.
     4.4. Timeliness of Instructions. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction (and notified the Trust of such requirements or deadlines), or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond .its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Trust.
5. Safekeeping of Fund Assets. The Custodian shall hold Investments delivered to it or Subcustodians for a Fund in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian, or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action. The Custodian shall hold Investments for the account of each Fund and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for each Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.
     5.1. Use of Securities Depositories. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for each Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of each Fund or for benefit of clients of the Custodian generally on its own books.
     5.2. Certificated Assets. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian’s vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

     5.3. Registered Assets. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of a Fund or a nominee for any of the foregoing, and may be held in any manner set forth in paragraph 5.2 above with or without any identification of fiduciary capacity in such registration.
     5.4. Book Entry Assets. Investments which are represented by book-entry may be so held in an account maintained by the Book-entry Agent on behalf of the Custodian, a Subcustodian or another agent of the Custodian, or a Securities Depository.
     5.5. Replacement of Lost Investments. In the event of a loss of Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or such other amount as shall be agreed by the parties as the date for settlement.
6. Administrative Duties of the Custodian. The Custodian shall perform the following administrative duties with respect to Investments of a Fund.
     6.1. Purchase of Investments. Pursuant to Instruction, Investments purchased for the account of a Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.
     6.2. Sale of Investments. Pursuant to Instruction, Investments sold for the account of the Fund shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.
     6.3. Delivery in Connection with Borrowings of a Fund or other Collateral and Margin Requirements. Pursuant to Instruction, the Custodian may deliver Investments or cash of a Fund in connection with borrowings and other collateral and margin requirements.
     6.4. Futures and Options. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with a Fund and a futures commission merchant regarding margin (Tri-Party Agreement), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (Margin Account), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Fund shall have designated as initial, maintenance or variation “margin” deposits or other collateral intended to secure the Fund’s performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of such Agreement. Alternatively, the Custodian may, in accordance with an Instruction, deliver Investments to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.
     6.5. Contractual Obligations and Similar Investments. From time to time, a Fund’s Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If a Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the

Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund’s account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to a Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Fund.
     6.6. Exchange of Securities. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of a Fund for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.
     6.7. Surrender of Securities. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian.
     6.8. Rights, Warrants, Etc. Pursuant to Instruction, the Custodian shall (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and (b) deposit securities in response to any invitation for the tender thereof, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian.
     6.9. Mandatory Corporate Actions. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on a Fund’s account and promptly notify a Fund of such action, and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.
     6.10. Income Collection. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to a Fund with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default, or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to a Fund with respect to Investments.
     6.11. Ownership Certificates and Disclosure of a Fund’s Interest. The Custodian is hereby authorized to execute on behalf of a Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by a Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.
     6.12. Proxy Materials. The Custodian shall deliver promptly, or cause to be delivered promptly, to a Fund proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian or any nominee, and upon receipt of proper Instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required.
     6.13. Taxes. The Custodian shall, where applicable, assist a Fund in the reclamation of taxes withheld on dividends and interest payments received by a Fund. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding a Fund’s tax status that is received from or on behalf of the Fund without duty of separate inquiry.
     6.14. Other Dealings. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom such payment or delivery is made.
     The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement, provided that all such payments shall be accounted for to the Fund.
     In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall provide promptly to a Fund all material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may, when the Custodian deems collection unlikely and with notice to the Fund, be reversed by the Custodian.
     The Custodian may at any time or times in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (Agents), provided, however, that the appointment of such Agent shall not relieve the Custodian of its obligations under this Agreement, and provided, further, that the Custodian shall be liable for any direct damage incurred by the Fund as a result of such Agent’s negligence, bad faith, misfeasance or willful misconduct.
7. Cash Accounts, Deposits and Money Movements. Subject to the terms and conditions set forth in this Section 7, the Trust on behalf of each Fund hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which a Fund maintains Investments or in such other currencies as a Fund shall from time to time request by Instruction, subject only to draft or order by the Custodian.
     7.1. Types of Cash Accounts. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of a Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of a Fund or in the name of the Custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of a Fund. Accordingly, the responsibility of the Custodian therefore shall be the same as and no greater than the Custodian’s responsibility in respect of other Investments of the Fund. Notwithstanding the foregoing sentence, the Custodian shall not be liable for the repayment of such accounts in the event such Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment to the Fund.
     7.2. Payments and Credits with Respect to the Cash Accounts. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to a Fund’s Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.
     7.3. Currency and Related Risks. A Fund bears risks of holding or transacting in any currency. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9.1 of this Agreement unless the Custodian or such

Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by a Fund shall be for the account of such Fund.
     7.4. Foreign Exchange Transactions. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of a Fund with such currency brokers or banking institutions, including Subcustodians, as a Fund may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with a Fund in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.
     7.4.1. Third Party Foreign Exchange Transactions. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to a Fund on the same basis it performs duties as agent for the Fund with respect to any other of such Fund’s Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of a Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian, pursuant to Instructions, (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of, a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, and (c) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. Each Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that such Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.
     7.4.2. Foreign Exchange with the Custodian as Principal. The Custodian may undertake foreign exchange transactions with a Fund as principal, as the Custodian and such Fund may agree from time to time. In such event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by Instruction in the absence of specific agreement, such transaction will be performed in accordance with the usual commercial terms of the Custodian.
     7.5. Delays. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to a Fund: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash which are not due to the Custodian’s own negligence or misconduct.
     7.6. Advances. If, for any reason in the conduct of its safekeeping duties pursuant to Section 5 hereof or its administration of a Fund’s assets pursuant to Section 6 hereof, the Custodian or any Subcustodian, at the request of a Fund, advances monies to facilitate settlement or otherwise for benefit of such Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Fund hereby does grant to the Custodian a security interest in and pledges to the Custodian the Investments held by the Custodian or on its behalf in an amount not to exceed the lesser of the dollar amount of the Advance or ten percent of such

Fund’s total assets (taken at cost), the specific Investments to be designated in writing from time to time by the Trust, provided that (A) if from time to time the Trust has not designated in writing specific Investments in an amount at least equal to the lesser of the value of the Advance or ten percent of the Fund’s total assets, taken at cost, or (B) if as a result of the delivery by the Custodian out of its custody, pursuant to proper Instructions, of any Investments previously so designated, the remaining amount of Investments so designated shall be less than the lesser of the value of the Advance or ten percent of the Fund’s total assets, taken at cost, then the Custodian shall have a security interest in Investments of such Fund designated by the Custodian, in an amount that, taken together with amounts of Investments from time to time designated in writing by the Trust that have not been delivered out of the custody of the Custodian pursuant to proper Instructions, does not exceed the lesser of the value of the Advance or ten percent of the Fund’s total assets, taken at cost.
     Neither the Custodian nor any Subcustodian shall be obligated to advance monies to a Fund, and in the event that such Advance occurs, any transaction giving rise to an Advance shall be for the account and risk of such Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made by a Subcustodian or any other person, the Custodian may assign the security interest and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If a Fund shall fail to repay when due the principal balance of an Advance and accrued and unpaid interest thereon, the Custodian or its assignee, as the case may be, shall be entitled to utilize the available cash balance in any Agency or Principal Account and to dispose of Investments designated pursuant to this Section 7.6. to the extent necessary to recover payment of all principal of, and interest on, such Advance in full. The Custodian may assign any rights it has hereunder to a Subcustodian or third party. Any security interest in Investments taken hereunder shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code (1997). Accordingly, the Custodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.
     7.7. Integrated Account. In the event a Fund fails to promptly repay any Advances made pursuant to Section 7.6, deposits maintained in all Principal Accounts for the account of such Fund (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to such Fund’s obligations to the Custodian, or its assignee, and balances in such Principal Accounts shall be available for satisfaction of such Fund’s obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.
8. Subcustodians and Securities Depositories. Subject to the provisions hereinafter set forth in this Section 8, the Trust hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of a Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.
     8.1. Domestic Subcustodians and Securities Depositories. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of a Fund in (i) The Depository Trust Company, (ii) any book-entry system as provided in Subpart 0 of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart 0, or (iii) any other domestic clearing agency registered with the Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Trust has previously approved in writing, provided that such use shall be in accordance with applicable Federal Reserve Board and Commission rules and regulations, if any. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(t) of the 1940 Act and the rules and regulations thereunder, to act on behalf of a Fund as a Subcustodian for purposes of holding Investments of such Fund in the United States.

     8.2. Foreign Subcustodians and Securities Depositories. Unless instructed otherwise by the Trust, the Custodian may deposit and/or maintain non-U.S. Investments of a Fund in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an “eligible securities depository” under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation (“Rule 17f-7”) or which by order of the Commission is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 8.2.4 below, the Custodian shall have prepared an analysis of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection 8.2.3 of this Section. Additionally, the Custodian may, at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Rule 17f-5 or which by order of the Commission is exempted therefrom, or (b) any U.S. Bank as defined in Rule 17f-7, to act on behalf of a Fund as a Subcustodian for purposes of holding Investments of such Fund outside the United States. Such appointment of foreign Subcustodians shall be subject to approval of the Trust in accordance with Subsections 8.2.1 and 8.2.2 hereof, and use of non-U.S. Securities Depositories shall be subject to the terms of Subsections 8.2.3 and 8.2.4 hereof. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of a Fund to invest in such country.
     8.2.1. Board Approval of Foreign Subcustodians. Unless and except to the extent that the Board has delegated to and the Custodian has accepted delegation of review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 8.2.2, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of a Fund outside the United States, obtain written confirmation of the approval of the Board of Trustees of the Trust with respect to (a) the identity of a Subcustodian, and (b) the subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized Person.
     8.2.2. Delegation of Board Review of Subcustodians. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as delegate of the Trust’s Board. In such event, the Custodian’s duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.
     8.2.3. Monitoring and Risk Analysis of Securities Depositories. Prior to the placement of any assets of a Fund with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Trust or its Investment Advisor an analysis of the custody risks associated with maintaining assets within such Securities Depository in accordance with Rule 17f-7(a)(1)(I)(A); and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Trust or its Investment Advisor of any material changes in such risk in accordance with Rule 17f—7(a)(1)(I)(B). In performing its duties under this subsection, the Custodian shall use reasonable care, prudence and diligence and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and analysis duties with reasonable care, prudence and diligence. The risk analysis shall be provided to the Trust or its Investment Advisor by such means as the Custodian shall reasonably establish. Advices of material change in such analysis may be provided by the Custodian in the manner established as customary between the Trust and the Custodian for transmission of material market information. If the Custodian determines that an arrangement with a Securities Depository no longer meets the requirements of Rule 17f-7(b)(1), the Custodian shall promptly notify the Trust or its Investment Advisor.
     8.2.4. Special Transitional Rule. It is acknowledged that Rule 17f-7 has a mandatory compliance date of July 2, 2001 and that the Custodian will require a period of time to fully prepare risk analysis ‘ information and to’ establish a risk monitoring system as provided in Subsection 8.2.3.

Accordingly, until July 1, 2001, the Custodian shall use reasonable efforts to implement the measures required by Subsection 8.2.3, and shall in the interim provide to the Trust or its Investment Advisor the depository information customarily provided and shall promptly inform the Trust or its Investment Advisor of any material development affecting the custody risks associated with the maintenance of assets with a particular Securities Depository of which it becomes aware in the course of its general duties under this Agreement or from its duties under Section 8.2.3 as such duties have been implemented at any given time.
     8.3. i With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a Foreign Depository, Securities System or foreign clearing agency), including demand deposit and interest bearing deposits, currencies or other deposits and foreign exchange contracts as referred to herein, the Custodian shall be liable to a Fund if and only to the extent that such Subcustodian is liable to the Custodian and the Custodian recovers under the applicable subcustodian agreement, provided that the Custodian shall have complied with its obligations herein or as set forth in the attached 17f-5 Delegation Schedule to this Agreement.
     8.4. New Countries. A Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, however, the Custodian is unable to establish such arrangements prior to the time such investment is to be acquired, upon written notice to the Trust, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of such local safekeeping agent shall be at the sole risk of the Fund, and accordingly the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent. The Custodian agrees to remove promptly any Investments held on behalf of a Fund by such agent to an approved Subcustodian.
9. Responsibility of the Custodian. In performing its duties and obligations hereunder, the Custodian shall use reasonable care and diligence under the facts and circumstances prevailing in the market where performance is effected. Subject to the specific provisions of this Section, the Custodian shall be liable for any direct damage incurred by a Fund in consequence of the Custodian’s negligence, bad faith, willful misfeasance or misconduct. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in a Fund’s Investments or to provide investment advice with respect to such Investments and that a Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.
     9.1. Limitations of Performance. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:
     9.1.1. Force Majeure. Force Majeure shall mean any circumstance or event which is beyond the control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the control of the Custodian.
     9.1.2. Country Risk. Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including

(a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (0 the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.
     9.1.3. Sovereign Risk. Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where Investments are acquired or held hereunder or under a subcustodian agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investments by any Governmental Authority, whether de facto or de jure, (iv) any devaluation or revaluation of the currency, (d) the imposition of taxes, levies or other charges affecting Investments, (vi) any change in the Applicable Law, or (e) any other economic or political risk incurred or experienced.
     9.2. Limitations on Liability. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:
     9.2.1. Failure of Third Parties. The failure of any third party including: (a) any issuer of Investments or book-entry or other agent of any issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor, Foreign Custody Manager or other agent of a Fund; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.
     9.2.2. Information Sources. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.
     9.2.3. Reliance on Instruction. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Trust’s declaration of trust, certificate of incorporation or by-laws, Applicable Law, or actions by the trustees or shareholders of the Funds.
     9.2.4. Restricted Securities. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of a Fund.
10. Indemnification. Each Fund hereby severally indemnifies the Custodian and each Subcustodian, and their respective agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction, except such as may arise from their breach of the relevant standards of conduct set forth herein. If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the Custodian, the Custodian shall promptly give written notice to the appropriate Fund.
11. Reports and Records. The Custodian shall:
     11.1. create and maintain records relating to the performance of its obligations under this Agreement and as are required of a custodian under the Investment Company Act of 1940 and the rules and regulations thereunder (including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder) and under applicable Federal and State tax laws;

     11.2. make available to the Trust, its auditors, agents and employees, during regular business hours of the Custodian, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to paragraph (a) above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and
     11.3. make available to the Trust all electronic reports, it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.
     All such records and reports are the property of the Trust and in the event of termination of this Agreement shall be delivered promptly to the successor custodian.
     The Fund or its delegate shall examine all records, howsoever produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Fund delivers written notice of any such discrepancy or error within six (6) consecutive calendar months after an audit of such records performed by certified public accountants employed by the Trust, such records shall be deemed to be true and accurate. It is understood that the Custodian now obtains and will in the future obtain information on the value of assets from outside sources which may be utilized in certain reports made available to the Trust. The Custodian deems such sources to be reliable but it is acknowledged and agreed that the Custodian does not verify nor represent nor warrant as to the accuracy or completeness of such information and accordingly shall be without liability in selecting and using such sources and furnishing such information, provided that the Custodian has exercised reasonable care and diligence in selecting such sources and has complied with its obligations herein or under the Accounting Agency Agreement between the Custodian and the Trust.
12. Miscellaneous.
     12.1. Proxies, etc. The Trust will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be reasonable and necessary for the Custodian to provide, or to cause any Subcustodian to provide, custody services.
     12.2. Entire Agreement. Except as specifically provided herein, this Agreement (together with any schedules or exhibits hereto) constitutes the entire agreement between the Trust and the Custodian with respect to the subject matter hereof. Accordingly, this Agreement supersedes any custody agreement or other oral or written agreements heretofore in effect between the Trust and the Custodian with respect to the custody of the Funds’ Investments.
     12.3. Waiver and Amendment. No provision of this Agreement may be waived, amended or modified, and no addendum to this Agreement shall be or become effective, or be waived, amended or modified, except by an instrument in writing executed by the party against which enforcement of such waiver, amendment or modification is sought; provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith.
     12.4. GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF MASSACHUSETTS, WITHOUT GIVING EI,FECT TO THE CONFLICTS OF LAW OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF MASSACHUSETTS AND THE FEDERAL COURTS LOCATED IN MASSACHUSETTS.
     12.5. Notices. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

If to the Trust:

GMO Trust
40 Rowes Wharf
Boston, Massachusetts 02110
Attn: Legal Department
Telephone: (617) 330-7500
Facsimile (617) 330-9412
If to the Custodian:
Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109
Attn: Manager, Securities Department
Telephone: (617) 772-1818
Facsimile: (617) 772-2263,
or such other address as the Trust or the Custodian may have designated in writing to the other.
     12.6. Headings. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.
     12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Trust and the Custodian.
     12.8. Counsel. In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (i) counsel regularly retained by the Custodian in respect of such matters, (ii) counsel for the Trust or (iii) such counsel as the Trust and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.
13. Definitions. The following defined terms will have the respective meanings set forth below.
     13.1. Advance(s) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include amounts paid to third parties for account of a Fund or in discharge of any expense, tax or other item payable by a Fund.
     13.2. Agency Account(s) shall mean any deposit account opened on the books of a subcustodian or other banking institution in accordance with Section 7.1.
     13.3. Agent(s) shall have the meaning set forth in the last sentence of Section 6.
     13.4. Applicable Law shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations licenses and permits; and (c) judgments, decrees, injunctions writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.
     13.5. Authorized Person(s) shall mean any person or entity authorized to give Instructions on behalf of a Fund in accordance with Section 4.1.
     13.6. Book-entry Agent(s) shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

     13.7. Callback shall mean a call by the Custodian to the Fund at its last known telephone number and a request to speak to the Authorized Person for the purpose of confirming the details and authorization of an oral instruction.
     13.8. Clearing Corporation shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.
     13.9. Commission shall mean the Securities and Exchange Commission.
     13.10. 17f-5 Delegation Schedule shall mean any separate agreement entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5.
     13.11. Foreign Custody Manager shall mean a Fund’s foreign custody manager appointed pursuant to Rule 17f-5 of the 1940 Act.
     13.12. Foreign Financial Regulatory Authority shall have the meaning given by Section 2(a)(50) of the 1940 Act.
     13.13. Instruction(s) shall have the meaning assigned in Section 4.
     13.14. Investment Advisor shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment of a Fund’s Investments.
     13.15. Investment(s) shall mean any investment asset of a Fund, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets.
     13.16. Margin Account shall have the meaning set forth in Section 6.4 hereof.
     13.17. Principal Account(s) shall mean deposit accounts of a Fund carried on the books of BBH&Co as principal in accordance with Section 7.
     13.18. Safekeeping Account shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of a Fund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.
     13.19. Securities Depository(ies) shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of an “eligible securities depository” under Rule 17f-7 under the 1940 Act.
     13.20. Subcustodian(s) shall mean each foreign bank appointed by the Custodian pursuant to Section 8, but shall not include Securities Depositories.
     13.21. Tri-Party Agreement shall have the meaning set forth in Section 6.4 hereof. 13.22 1940 Act shall mean the Investment Company Act of 1940.
14. Compensation. The Trust agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Trust and the Custodian in effect on the date hereof or as amended from time to time, and (b) all out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time. Amounts payable by the Trust under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15. Termination. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.
     15.1. Notice and Effect. This Agreement may be terminated by either party by written notice effective no sooner than seventy-five days following the date that notice to such effect shall be delivered to other party at its address set forth in paragraph 12.5 hereof.
     15.2. Successor Custodian. In the event of the appointment of a successor custodian, it is agreed that the Investments of a Fund held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Trust in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer a Fund’s Investments in accordance with Instructions.
     15.3. Delayed Succession. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten (10) calendar days written notice to the Trust deliver the Investments of the Funds held hereunder to the Trust at the address designated for receipt of notices hereunder In the event that Investments or moneys of a Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Trust to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.
16. Limitation of Liability of the Trustees and Shareholders. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.		GMO TRUST on behalf of each series thereof set forth on Schedule I hereto

By:	/s/ Stokley P. Towles	By:	/s/ Elaine M. Hartnett

Name:	Stokley P. Towles	Name:	Elaine M. Hartnett
Title:	Partner	Title:	Vice President
Date:	June 29, 2001	Date:	June 29, 2001

SCHEDULE I
GMO International Disciplined Equity Fund
GMO International Intrinsic Value Fund
GMO International Growth Fund
GMO Currency Hedged International Equity Fund
GMO Foreign Fund
GMO Foreign Small Companies Fund
GMO International Small Companies Fund
GMO Emerging Markets Fund
GMO Evolving Countries Fund
GMO Asia Fund
GMO Tax-Managed International Equities Fund
GMO Global Hedged Equity Fund

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June 4, 2003
GMO Trust
40 Rowes Wharf
Boston, MA 02110
Re: Custodian Agreement (the “Agreement”), dated as of June 29, 2001, between GMO Trust(the “Trust”), on behalf of certain series of the Trust as set forth in the Agreement (each, a “Fund”), and Brown Brothers Harriman & Co. (the “Custodian”).
Ladies and Gentlemen,
     Pursuant to Section 12.3 of the Agreement, this letter is intended to supplement the Agreement in connection with recently adopted amendments to Rule 17f-4 under the Investment Company Act of 1940, as amended (“Rule 17-4”), governing investment companies’ use of securities depositories. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement. The terms “financial assets,” “securities entitlements,” “securities intermediary,” “securities depository,” and “intermediary custodian,” as used herein, shall have the same meaning as when such terms are used in Rule 17f-4.
     The Custodian hereby agrees to the following:
(1)	In addition to, and not in lieu of, any standard care set forth in the Agreement, the Custodian shall be obligated to exercise due care in accordance with reasonable commercial standards when placing and maintaining financial assets corresponding to a Fund’s securities entitlements with a securities depository or an intermediary custodian;

(2)	In addition to the Custodian’s obligations under Section 11 of the Agreement, the Custodian shall provide, promptly upon request by the Trust, such reports as are available regarding its internal accounting controls and financial strength; and

(3)	In addition to, and not in lieu of, any standard of care set forth in the Agreement that is applicable to an intermediary custodian appointed by the Custodian pursuant to the terms of the Agreement, any such intermediary custodian shall be obligated, pursuant to the terms of its agreement or other arrangement with the Custodian, at a minimum to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain financial assets, corresponding to the security entitlements of its entitlement holders (as defined in U.C.C. Sections 8-102(a)(7) (2002)).

     This letter agreement shall constitute an addendum to the Agreement and, as such, a binding agreement between the Trust, on behalf of the Funds, and the Custodian in accordance with its terms. The terms of this letter agreement shall be effective as of March 28, 2003.

Sincerely, Brown Brothers Harriman & Co.
By:	/s/ Timothy J. Connelly
	Name:	Timothy J. Connelly
	Title:	Partner

The foregoing is hereby accepted and agreed.

GMO Trust, on behalf of the Funds

By:	/s/ Elaine M. Hartnett

Name: Elaine M. Hartnett
Title: Vice President and Secretary

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AMENDMENT TO THE CUSTODIAN AGREEMENT
AMENDMENT entered into as of this 30th day of June, 2009 to the Custodian Agreement between GMO Trust, a Massachusetts business trust (the “Trust”) on behalf of each series of the Trust (each a “Fund and BROWN BROTHERS HARRIMAN & CO. (“BBH&Co.” or the “Custodian”) dated as of June 29, 2001 (the “Agreement”).
     In consideration of the Custodian’s offering subcustodial services to the Fund in Russia, the Fund and the Custodian agree that the Agreement is hereby amended as follows:
     1. Section 5. Safekeeping of Fund Assets is amended by the addition of the following phrase at the end of said Section:
     “The Custodian’s responsibility for safekeeping equity securities of Russian issuers (“Russian Equities”) hereunder shall be limited to the safekeeping of relevant share extracts, duplicate share extracts, and other sufficient evidence of verification from the share registration books maintained by the entities providing share registration services to issuers of Russian Equities (each a “Registrar”) indicating an investor’s ownership of such securities (each a “Share Extract”).”
     2. Section 5.1 Use of Securities Depositories is amended by the addition of the following at the end of said Section:
     “Neither the Custodian nor a Subcustodian shall assume responsibility for, and neither shall be liable for any action or inaction of any Registrar, and no Registrar shall be, or shall be deemed to be the Custodian, a Subcustodian, a correspondent, or the employee, agent or personnel of any of the foregoing. In addition, no Registrar shall be deemed to be a securities depository. Furthermore, neither the Custodian nor a Subcustodian shall assume responsibility for, and neither shall be liable for any loss occasioned by reason of the liquidation, bankruptcy or insolvency of any Registrar.
     The Subcustodian shall maintain a list of Registrars with which it enters into Registrar Contracts and the Custodian or the Subcustodian shall from time to time and upon request inform the Board of Trustees of the Funds of the Registrars which are used and shall on request provide further details of the functions they perform.”

     3. Section 5.4 Book Entry Assets, is amended by the addition of the following at the end of said Section:
     “With respect to Russian Equities, the Custodian shall instruct a Subcustodian to endeavor to assure that registration thereof shall be reflected on the books of the issuer’s Registrar. The Custodian shall not be liable for losses or costs incurred as a result of delays or failures in the registration process, including without limitation the inability to obtain or enforce relevant Share Extracts, provided that the Subcustodian has used reasonable efforts to obtain or enforce such Share Extract. Such registration may be in the name of a nominee of a Subcustodian. In the event registration is in the name of a nominee, each Fund hereby acknowledges that only the Subcustodian or a Securities Depository may give instructions to the Registrar to transfer or engage in other transactions involving the Russian Equities so registered. In the event registration is in the name of a Fund, the Fund will instruct the Registrar at the time the Russian Equities are purchased that only the Subcustodian or a Securities Depository will be authorized to take any action with respect to such Russian Equities. The Subcustodian will present to the Registrar in person the documentation necessary to effect any transaction.
     In order for a Fund to be able to purchase Russian Equities of any issuer, the Registrar with respect to the registration of such Russian Equities must be able and willing to enter into a contract with a Subcustodian (each, a “Registrar Contract”). Such Registrar Contracts shall contain, inter alia, substantially the following contractual provisions:
     (i) Regular share confirmations by the Subcustodian: each Registrar Contract will establish the Subcustodian’s right to conduct regular share confirmations on behalf of the Fund. In conducting these share confirmations, a Subcustodian employee or agent will request either a duplicate Share Extract or some other sufficient evidence of verification, which shall include the name of the Subcustodian’s employee or agent conducting the share confirmation, the date and time of verification, the number of shares held in the name of the Fund or nominee reflected on the register, the signature and certification of the Subcustodian’s employee or agent, and, if possible, the signature of an appropriate official of the Registrar, and will determine if the extract reflects the same information as contained in the Subcustodian’s records. For at least the first two (2) years following the Subcustodian’s initial use of a Registrar in connection with an investment by the Fund, the Subcustodian will conduct these share confirmations at least quarterly; thereafter, such share confirmations may be conducted less frequently if the Board of Trustees of the Fund, in consultation with the Subcustodian, determines it is appropriate, but in no event less frequently than annually;
     (ii) Re-registrations within set timeframes: each Registrar Contract will obligate Registrars to effect re-registrations within seventy-two (72) hours of receiving the necessary documentation;

(iii) Use of a Subcustodian’s nominee name: each Registrar Contract will establish the Subcustodian’s right to hold shares not held directly in the beneficial owner’s name but in the name of the Subcustodian. The Subcustodian may, subject to the approval of the Fund and after having received all necessary regulatory consent (if any is so required), appoint such additional nominal holders as it deems appropriate. The Custodian and/or the Subcustodian shall be liable to the Fund under this Agreement to the extent that the Fund incurs a loss caused by the conduct of any such nominal holder’s directors, officers, and employees;
     (iv) Auditor verification: each Registrar Contract will establish the Subcustodian’s right to obtain direct access by independent auditors of the Subcustodian or its clients to share registers, and
     (v) Specification of the Registrar’s responsibilities and liabilities: each Registrar Contract will set forth the Registrar’s responsibilities in relation to distributions and other corporate actions; the Registrar’s liabilities as established under the regulations applicable to the share registration system; and the procedures for making a claim against and receiving compensation from the Registrar in the event that a loss is incurred.
     It is hereby acknowledged and agreed that the Custodian does not represent or warrant that such Registrar Contracts are enforceable; however, the Custodian and Subcustodian shall use best efforts to enforce the above-listed contractual provisions.
     If a Fund instructs the Custodian to settle a purchase of a Russian Equity, the Custodian will instruct a Subcustodian to endeavor on a best efforts basis to re-register the Russian Equity and obtain a Share Extract in a timely manner. Any Registrar Contract will provide that the Registrar will effect re-registration of a Russian Equity to reflect the Fund’s ownership and will issue the Subcustodian a Share Extract reflecting the ownership of all the shares registered.
     After completion of re-registration of a Russian Equity in respect of which a Subcustodian has entered into a Registrar Contract, the Custodian shall instruct the Subcustodian to monitor such Registrar on a best efforts basis and to notify the Custodian upon the Subcustodian’s obtaining knowledge of the occurrence of any of the following events (“Registrar Events”): (i) a Registrar has eliminated a shareholder from the register or has altered registration records; (ii) a Registrar has refused to re-register securities in the name of a particular purchaser and the purchaser or seller has alleged that the registrar’s refusal to so register was unlawful; (iii) a Registrar holds for its own account shares of an issuer for which it serves as registrar; (iv) if a Registrar Contract is in effect with a Registrar, the Registrar notifies the Subcustodian that it will no longer be able materially to comply with the terms of the Registrar Contract or the Subcustodian has actual knowledge that the Registrar has engaged in conduct that indicates it will not materially comply with the Registrar Contract; or (v) if a Registrar Contract is in effect with a Registrar, the Registrar has materially breached such Contract. The Custodian shall promptly inform the Board of Trustees of the Trust and the investment manager of the Fund of the occurrence of a Registrar Event.
     A Fund shall contact the Custodian prior to executing any transaction in a Russian Equity to determine whether a Registrar Contract exists in respect of such issuer. If the Fund is considering investing in a Russian Equity of an issuer as to which the Subcustodian does not have a Registrar Contract with the Russian Equity’s Registrar, the Fund may request that the Custodian ask that the Subcustodian consider whether it would be willing to attempt to enter into such a Registrar Contract and the Subcustodian shall advise the Fund of its willingness to do so. Where the Subcustodian has agreed to make such an attempt, or where the Fund is considering investing in a Russian Equity of an issuer with whose Registrar the Subcustodian does not have a Registrar Contract, the Custodian will advise the Fund of the occurrence of any one or more of the events described in clauses (i)-(v) of the immediately preceding paragraph with respect to such Registrar. The Subcustodian will only enter into a Registrar Contract with Registrars which the Subcustodian considers to be reputable and competent, as measured by the compliance of the relevant Registrar with the specific contractual provisions of the Registrar Contract.
     Subject to the cooperation of the Registrar for at least the first two (2) years following the Subcustodian’s initial use of a Registrar in connection with an investment by a Fund, the Custodian shall cause the Subcustodian to conduct share confirmations (as described in clause (i) above) with the Registrar on at least a quarterly basis, although thereafter confirmations may be conducted on a less frequent basis if the Fund or the Board of Trustees of the Trust, in consultation with the Subcustodian, determines it to be appropriate; but in no event shall such share confirmations be conducted less frequently than annually.”
     4. Section 6. Administrative Duties of the Custodian is amended by the addition of the following at the end of said Section:
     “The Custodian shall cause the Subcustodian to prepare for distribution to the Board of Trustees of the Trust a quarterly report identifying: (i) any concerns it has regarding the Russian share registration system that should be brought to the attention of the Board of Trustees of the Trust and (ii) detailed information regarding the steps that the Subcustodian has taken during the reporting period to ensure that the Funds’ interests continue to be appropriately recorded. In addition, the Subcustodian will maintain a cumulative list of all Registrars that have been the subject of any of the events described in clauses (i)-(v) of the fifth paragraph of Section 5.4, and will include this list in each report.
     With respect to Russia, each Fund hereby expressly acknowledges the nominee concept of account ownership is not recognized in Russia. Although the account with the Subcustodian will be opened in the name of BBH&Co., in the name of a Fund and on such Fund’s behalf, as custodian, the Fund may not be considered the beneficial owner of the assets in that account under Russian law.
     Each Fund hereby expressly acknowledges that an unincorporated entity may not be recognized as a legal entity in Russia. In addition, only recognized legal entities may grant a power of attorney to a custodian in Russia. Accordingly, market participants (i.e. registrars) (i) may not recognize an unincorporated entity as a valid legal entity in Russia, (ii) may require documentation in support of legal status that does not exist based upon an unincorporated entity legal structure under applicable law, or (iii) may refuse to accept the supporting documentation that an unincorporated entity provides. In addition and based upon entity status and/or an inability to produce requested or adequate documentation in support of legal status, third parties in Russia (i) may refuse to accept a power of attorney given by us to Subcustodian for the purpose of exercising voting and other rights on our behalf in connection with Russian securities undergoing corporate actions, and (ii) may not pay or may delay receipt of entitlements to our account.”
     5. Section 6.1 Purchase of Investments, is amended by the addition of the following at the end of said Section:
     “Without limiting the generality of the foregoing, the following provisions shall apply with respect to settlement of purchases of securities in Russia. Unless otherwise instructed by Proper Instructions acceptable to the Custodian, the Custodian shall only authorize a Subcustodian to make payment for purchases of Russian Equities upon receipt of the relevant Share Extract reflecting the ownership of all the shares in respect of a Fund’s purchases. Delivery of Russian Equities will be accepted by the Custodian or the Subcustodian on behalf of the Fund, in accordance with the customary or established securities trading or securities processing practices and procedures in place in Russia.”
     6. Section 6.2 Sale of Investments is amended by the addition of the following at the end of said Section:
     “Without limiting the generality of the foregoing, the following provisions shall apply with respect to settlement of sales of securities in Russia. Unless otherwise expressly instructed by Proper Instructions acceptable to the Custodian, settlement of sales of securities shall be made in accordance with securities processing or settlement practices which the Custodian in its discretion determines to be a market practice in Russia. Each Fund hereby expressly acknowledges that such market practice might require delivery of securities prior to receipt of payment and that the Fund bears the risk of payment in instances where delivery of securities is made prior to receipt of payment therefor in accordance with Proper Instructions received by the Custodian or pursuant to the Custodian’s determination in its discretion that such delivery is in accordance with market practice in Russia. The Custodian shall not be responsible for any securities delivered from the premises of the Subcustodian after the time of delivery provided that the delivery of such securities has been made in accordance with Proper Instructions received by the Custodian.”
     7. Section 6.13 Taxes is amended by the insertion of the following at the end of said Section:

     “It is agreed that each Fund shall be responsible for preparation and filing of tax returns, reports and other documents on any activities it undertakes in Russia which are to be filed with any relevant governmental or other authority and for the payment of any taxes, levies, duties or similar liability the Fund incurs in respect of property held or sold in Russia or of payments or distributions received in respect thereof in Russia. Accordingly, each Fund hereby agrees to indemnify and hold harmless the Custodian from any loss, cost or expense resulting from the imposition or assessment of any such tax, duty, levy or liability or any expenses related thereto.”
     8. Section 8.3 Responsibility for Subcustodians is amended by the addition of the following phrase at the end of said Section:
     “Notwithstanding the foregoing, solely with respect to Russia, the Custodian shall be liable to a Fund under this Agreement to the extent that the Fund incurs a loss that results from the negligence or willful misconduct of the Subcustodian in Russia.”
     9. A new Section 15.4 Risk Acknowledgment is added after the end of the present Section 15.3:
     “The Fund hereby acknowledges and represents to the Custodian that it has undertaken its own review of the risks associated with investment in Russia and has concluded that such investment is appropriate for the Fund and in no way conflicts with the Fund’s constitutive documents, investment objective, duties to its shareholders or with any regulatory requirements applicable to the Fund.”
     Miscellaneous
a)	Other than as amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

b)	GMO Trust is a Massachusetts business trust and a copy of the Amended and Restated Agreement and Declaration of Trust, as amended from time to time, of GMO Trust is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given that this Amendment is executed on behalf of the Trust by the officers of the Trust acting in that capacity and not individually and that the obligations under the Amendment are not binding upon any of the trustees, officers, employees, agents or shareholders of the Trust individually, but are binding only upon the assets and property of the Fund to which such obligations relate.

c)	By signing below where indicated, each of the Custodian and the Trust hereby ratifies and affirms each of the respective representations and warranties set forth in the Agreement and confirms that each such respective representation and warranty remains true and correct as of the date hereof.

d)	Upon receipt by the Custodian of a fully executed copy of this Amendment, this Amendment shall be deemed to be executed as an instrument under seal and governed by such laws as provided in the Agreement. This Amendment may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment. This Amendment together with the Agreement represents the entire agreement and understanding of the parties hereto.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.
     The undersigned acknowledges that (I/we) have received a copy of this document

BROWN BROTHERS HARRIMAN & CO.		GMO TRUST

By: Name:	/s/ F. Meade Reynolds F. Meade Reynolds	By: Name:	/s/ Anne K. Trinque Anne K.Trinque
Title:	Managing Director	Title:	Vice President
Date:	7-1-09	Date:	7/13/09

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May 21, 2010
Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109

Re:	Amendment to the Custodian Agreement, dated as of June 29, 2001, by and between GMO Trust and Brown Brothers Harriman & Co. (“BBH”), as amended (the “Custodian Agreement”); the 17f-5 Delegation Schedule, dated as of June 29, 2001, by and between GMO Trust and BBH, as amended (the “Delegation Schedule”); and the Accounting Agency Agreement, dated as of June 29, 2001, by and between GMO Trust and BBH, as amended (the “Accounting Agency Agreement”)
Ladies and Gentlemen:
     GMO Trust hereby notifies you that it has established one additional series of shares, namely, GMO Emerging Domestic Opportunities Fund (the “New Fund”). The Trust (as defined in each of the Custodian Agreement, the Delegation Schedule, and the Accounting Agency Agreement) desires that you serve as (i) custodian of the assets of the New Fund under the terms of the Custodian Agreement, (ii) delegate with respect to the assets of the New Fund under the terms of the Delegation Schedule, and (iii) accounting agent of the assets of the New Fund under the terms of the Accounting Agency Agreement.
     If you agree to so serve as custodian, delegate, and accounting agent for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a “Fund” under each of the Custodian Agreement, the Delegation Schedule, and the Accounting Agency Agreement. This letter agreement shall constitute an amendment to each of the Custodian Agreement, the Delegation Schedule, and the Accounting Agency Agreement and, as such, a binding agreement among the Trust and you in accordance with each of their terms.

Notice
     A copy of the Declaration of Trust, together with all amendments thereto, is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of this instrument are not binding upon any of the Trustees or officers of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.

Sincerely, GMO TRUST
By:	/s/ Jason Harrison
	Name:	Jason Harrison
	Title:	Clerk

The foregoing is hereby accepted and agreed.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ James R. Kent

Name:	James R. Kent
Title:	Managing Director

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17f-5 DELEGATION SCHEDULE
     By its execution of this Delegation Schedule dated as of June 29, 2001, GMO Trust, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust set forth on Schedule 1 hereto (each a “Fund”), a management series investment company registered with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, (the “1940 Act”), acting through its Board of Trustees or its duly appointed representative, hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the “Delegate”) as its delegate to perform certain functions with respect to the custody of each Fund’s Assets outside the United States.
1. Maintenance of Fund’s Assets Abroad. Each Fund, acting through its Board or its duly authorized representative, hereby instructs the Delegate pursuant to the terms of the Custodian Agreement dated as of the date hereof by and between the Trust, on behalf of each Fund and the Delegate (as amended from time to time, the “Custodian Agreement”) to place and maintain the Fund’s Assets in countries outside the United States listed in Schedule 2 attached hereto as such schedule may be amended from time to time in accordance herewith. Such instruction shall represent a Instruction under the terms of the Custodian Agreement. Countries accepted by the Delegate may be added to Schedule 2 as an amendment thereto in accordance with Instructions received from the Fund’s Investment Advisor. With respect to Schedule 2 and any amendment adding countries to Schedule 2, the Fund acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it provides custodial services to the Fund under the Custodian Agreement; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country not listed in Schedule 2 until an amended Schedule 2 has been accepted by the Delegate.
2. Delegation. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform, only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund’s Assets in each of the countries as to which it acts as the Board’s delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund’s Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Fund confirms to the Delegate that the Fund or its Investment Advisor has considered the use of any Securities Depository as part of its investment decision process in the context of information provided by the Custodian in the performance of its duties as required under Rule 17f-7 and the terms of the Custodian Agreement governing such duties.
3. Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund’s foreign custodial arrangements:
     (a) Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Fund’s Assets with an Eligible Foreign Custodian; provided that the Delegate shall have determined that the Fund’s Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets including, without limitation:

     (i) The Eligible Foreign Custodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Eligible Securities Depository, the method of keeping custodial records, and the security and data protection practices;
     (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund’s Assets;
     (iii) The Eligible Foreign Custodian’s general reputation and standing; and
     (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian’s appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.
     (b) In the case of an Eligible Foreign Custodian that is not an Eligible Securities Depository or a U.S. Bank, the Delegate shall cause the foreign custody arrangements to be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. In the case of an Eligible Foreign Custodian that is a Securities Depository, the Delegate shall determine that the foreign custody arrangements are governed by (i) a written contract, (ii) the rules or established practices or procedures of the depository, or (iii) by any combination of the foregoing, that the Delegate has determined will provide reasonable care for the Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

     (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;
     (ii) That the Fund’s Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;
     (iii) That beneficial ownership of the Fund’s Assets will be freely transferable without the payment of money or value other than for safe custody or administration;
     (iv) That adequate records will be maintained identifying the Fund’s Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;
     (v) That the Fund’s independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and
     (vi) That the Delegate will receive sufficient and timely periodic reports with respect to
     (vii) the safekeeping of the Fund’s Assets, including, but not limited to, notification of any transfer to or from the Fund’s account or a third party account containing the Fund’s Assets.
Such contract may contain, in lieu of any or all of the provisions specified in this Section 3 (b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund’s Assets as the specified provisions, in their entirety.

     (c) Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Eligible Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7.
4. Monitoring. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Fund’s Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Fund’s Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund’s arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.
5. Reporting. At least (i) quarterly with respect to a foreign custody manager report, and (ii) annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports specifying placement of the Fund’s Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report as to any material changes to such foreign custody arrangements, but in no event shall such report be made later than the beginning of the next quarter after the occurrence of such material change. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 only to the extent specifically agreed with respect to the particular situation.
6. Withdrawal of Fund’s Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation

Schedule no longer meets the requirements of said Section, the Delegate shall withdraw the Fund’s Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund’s Assets or would materially impair the liquidity, value or other investment characteristics of the Fund’s Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Instructions of the Fund or its Investment Advisor with respect to such liquidation or other withdrawal.
7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Fund, acting through its Board, its Investment Advisor or its other authorized representative, may direct the Delegate to place and maintain the Fund’s Assets with a particular Eligible Foreign Custodian (including, without limitation the placement of the Fund’s Assets in countries for which the Delegate will not accept delegation provided that the Fund shall execute and deliver such additional documentation as shall be reasonably required by the Delegate). In such event, the Delegate shall be entitled to rely on any such instruction as a Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.
8. Standard of Care. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund’s Assets would exercise.

9. Representations. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.
     The Fund hereby represents and warrants that its Board of Trustees has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.
10. Effectiveness; Termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate’s signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.
11. Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.
12. Definitions. Capitalized terms in this Delegation Schedule have the following meanings:
a. Eligible Foreign Custodian — shall have the meaning set forth in Rule 17f-5(a)(1) and shall include a U.S. Bank.

b. Fund’s Assets — shall mean any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.
c. Instructions — shall have the meaning set forth in the Custodian Agreement.
d. Eligible Securities Depository — shall have the meaning set forth in Rule 17f-7.
e. U.S. Bank — shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17f-5(a)(7) and Section 17f of the 1940 Act.
13. Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws (other than conflicts of law rules) of the Commonwealth of Massachusetts. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the Commonwealth of Massachusetts.
14. (a) Fees. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.
     (b) Amendments. This Delegation Schedule together with the Custodian Agreement and Accounting Agency Agreement, between the Delegate and the Trust, constitutes the entire agreement between the parties and may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Trust, such alteration or amendment will be authorized and approved by its Board.
     (c) Parties. This Delegation Schedule will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Delegation Schedule will not be assignable by the Trust without the written consent of the Delegate or by the Delegate.

     (d) Counterparts. This Delegation Schedule may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
     (e) Disclaimer of Liability. A copy of the Delegation Schedule and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding upon the assets and property of the Fund; provided, however, that this Delegation Schedule and Declaration of Trust of the Trust provides that the assets of a particular series of the Trust shall under no circumstances be charged with liabilities attributable to any other series of the Trust and that all persons extending credit to, or contracting with or having any claim against a particular series of the Trust shall look only to the assets of that particular series for payment of such credit, contract or claim.
15. Integration. This Delegation Schedule sets forth all of the Delegate’s duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate’s obligations under the Custodian Agreement.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Delegation Schedule to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.			GMO TRUST on behalf of each series of the Trust set forth on Schedule I hereto

By:	/s/ Stokley P. Towles	By:	/s/ Elaine M. Hartnett

Name:	Stokley P. Towles	Name:	Elaine M. Hartnett
Title:	Partner	Title:	Vice President

SCHEDULE I
GMO International Disciplined Equity Fund
GMO International Intrinsic Value Fund
GMO International Growth Fund
GMO Currency Hedged International Equity Fund
GMO Foreign Fund
GMO Foreign Small Companies Fund
GMO International Small Companies Fund
GMO Emerging Markets Fund
GMO Evolving Countries Fund
GMO Asia Fund
GMO Tax-Managed International Equities Fund
GMO Global Hedged Equity Fund